                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]   Preliminary Proxy Statement                     [ ]  Confidential, For Use of the Commission Only
[X]   Definitive Proxy Statement                              (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to
      Rule 14a-11(c) or Rule 14a-12



                              E COM VENTURES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration No.:

        (3) Filing Party:

        (4) Date Filed:

                              E COM VENTURES, INC.
                              11701 N.W. 101ST ROAD
                              MIAMI, FLORIDA 33178

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON DECEMBER 7, 2001

TO OUR SHAREHOLDERS:

         The 2001 Annual Meeting of Shareholders of E Com Ventures, Inc. will be held at 11:00 a.m. on Friday, December 7, 2001, at the E Com Ventures, Inc. Corporate Office, 11701 N.W. 101st Road, Miami, Florida 33178, for the purpose of considering and acting upon the following:

         1. Election of nine members to our Board of Directors to hold office until our 2002 Annual Meeting or until their successors are duly elected and qualified;

         2. Ratification of the appointment of Deloitte and Touche LLP as our independent public accountants; and

         3.       Any other matters that properly come before the meeting.

         The Board of Directors is not aware of any other business scheduled for the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.

         Shareholders of record at the close of business on October 17, 2001 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

                                       By Order of the Board of Directors,


                                       /s/ Ilia Lekach
                                       -----------------------------------------
                                       Ilia Lekach
                                       CHAIRMAN OF THE BOARD AND
                                       CHIEF EXECUTIVE OFFICER

Miami, Florida
November 7, 2001

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

About the Meeting..........................................................1
         What is the purpose of the annual meeting?........................1
         Who is entitled to vote at the meeting?...........................1
         Who can attend the meeting?.......................................1
         What constitutes a quorum?........................................1
         How do I vote?....................................................2
         Can I change my vote after I return my proxy card?................2
         What are the board's recommendations?.............................2
         What vote is required to approve each proposal?...................2
         Who pays for the preparation of the proxy?........................3
Proposal 1 - Election of Directors.........................................4

         Directors Standing for Election...................................4

Security Ownership of Certain Beneficial Owners and Management.............7

Board of Directors Committees..............................................8

Compensation of Executive Officers and Directors...........................9

Report on Executive Compensation..........................................12

Report of Audit Committee.................................................13

Certain Relationships and Related Transactions............................14

Performance Graph.........................................................16

Section 16(a) Beneficial Ownership Reporting Compliance...................16

Proposal 2 - Ratification of the Appointment of Independent Auditors......17

Other Business............................................................18

Shareholder Proposals for the 2002 Annual Meeting.........................18

                              E COM VENTURES, INC.

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                       -----------------------------------

                                 PROXY STATEMENT

                       -----------------------------------


         This proxy statement contains information related to our Annual Meeting of Shareholders to be held on Friday, December 7, 2001, beginning at 11:00 a.m., at the E Com Ventures, Inc. Corporate Office, 11701 N.W. 101st Road, Miami, Florida 33178, and at any adjournments or postponements thereof. The approximate date that this Proxy Statement, the accompanying Notice of Annual Meeting and the enclosed Form of Proxy are first being sent to shareholders is November 7, 2001. You should review this information in conjunction with our 2000 Annual Report to Shareholders which accompanies this proxy statement.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the Annual Meeting, shareholders will vote on the election of directors and ratification of the appointment of our independent public accountants. In addition, we will report on our performance and respond to questions from our shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         Only shareholders of record at the close of business on the record date, October 17, 2001, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 9,492,412 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter.

         If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board of Directors is set forth with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote:

         o        FOR the election of the nominated slate of directors;

         o FOR the ratification of the appointment of Deloitte and Touche LLP as our independent public accountants.

         The Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board of Directors nominees. In the event that any other matter should properly come before the meeting or any Board of Directors nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

         ELECTION OF DIRECTORS. The affirmative vote (either in person or by proxy) of a plurality of the votes cast at the meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. Abstentions and broker non-votes are not votes cast and are not counted in determining whether a nominee is elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

         OTHER PROPOSALS. For each other proposal, the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) will be required for approval. Abstentions and broker non-votes are treated as shares present or represented and entitled to vote on such matters and thus have the same effect as negative votes. A properly marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO PAYS FOR THE PREPARATION OF THE PROXY?

         We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

         Our principal executive offices are located at 11701 N.W. 101st Road, Miami, Florida 33178 and our telephone number is (305) 889-1600. A list of shareholders entitled to vote at the Annual Meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

         At the Annual Meeting, the shareholders will elect nine directors, each of whom will serve for a term expiring at the 2002 Annual Meeting of Shareholders, or until his successor has been duly elected and qualified.

         The Board of Directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as director, the Board of Directors may designate a substitute nominee or the number of directors may be reduced in accordance with our By-laws. If the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

         The directors standing for re-election are:

         o        Ilia Lekach
         o        A. Mark Young
         o        Jeffrey Geller
         o        Donovan Chin
         o        Carole Ann Taylor
         o        Horacio Groisman, M.D.
         o        Zalman Lekach
         o        Ana Maria Fernandez Haar
         o        James Fellus

         All of our director nominees are currently serving as our directors.

EXECUTIVE OFFICERS AND DIRECTORS

         The following are our executive officers and directors:


  Name                                    Age                              Position
  ----                                    ---                              --------
  Ilia Lekach                              52     Chairman of the Board and Chief Executive Officer

  A. Mark Young                            40     Chief Financial Officer and Director

  Jeffrey Geller                           27     President and Chief Operating Officer of the Retail
                                                  Division of Perfumania, Inc., and Director

  Donovan Chin                             35     Chief Financial Officer of Perfumania, Inc., Secretary and
                                                  Director

  Carole Ann Taylor(1)(2)(3)               55     Director

  Horacio Groisman, M.D. (2)(3)            48     Director

  Zalman Lekach                            34     Director

  Ana Maria Fernandez Haar(1)              50     Director

  James Fellus(1)                          36     Director

---------------
(1)      Member of Audit Committee.
(2)      Member of Compensation Committee.
(3)      Member of Stock Option Committee.

         o ILIA LEKACH -- Ilia Lekach is one of our co-founders and was our Chief Executive Officer and Chairman of the Board from incorporation in 1988 until his resignation in April 1994. Mr. Lekach was re-appointed Chief Executive Officer and Chairman of the Board on October 28, 1998. He is also Chairman of the Board and Chief Executive Officer of Parlux Fragrances, Inc., a publicly traded manufacturer of fragrance and related products, and Chairman of the Board of Directors of Nimbus Group, Inc., a publicly held company committed to the development of a private jet air taxi network, formerly known as Take To Auction.Com, Inc. In August 1996, Mr. Lekach became an officer and director of L. Luria & Son, Inc., a publicly traded specialty discount retailer. On August 13, 1997, L. Luria & Son, Inc. filed for relief under Chapter 11 of the Bankruptcy Code and has since been liquidated. Messrs. Ilia Lekach and Zalman Lekach are brothers.

         o A. MARK YOUNG -- A. Mark Young joined us in February 2000, became our Chief Financial Officer in May 2000 and was appointed a Director in April 2001. Prior to joining us, Mr. Young was employed for seven years in the Business Assurance Group of PricewaterhouseCoopers LLP, South Florida.

         o JEFFREY GELLER -- Jeffrey Geller joined us in March 2000 and was appointed the President and Chief Operating Officer of our Retail Division in May 2000 and a Director in April 2001. Prior to joining us, Mr. Geller was the General Manager of the Development Agent for an international restaurant chain in Peru which operated company owned and franchised locations.

         o DONOVAN CHIN -- Donovan Chin currently serves as the Chief Financial Officer of Perfumania and as our Secretary and a member of our Board of Directors. He was appointed Chief Financial Officer of Perfumania in May 2000, has served as our Secretary since February 1999 and has served as a Director since March 1999. He also served as our Chief Financial Officer from February 1999 until May 2000. Prior to that time, Mr. Chin served as our Corporate Controller from May 1995 to February 1999 and Assistant Corporate Controller from May 1993 to May 1995. Previously, Mr. Chin was employed by Price Waterhouse LLP in its Miami audit practice.

         o CAROLE ANN TAYLOR -- Carole Ann Taylor has served as a Director since June 1993. From 1987 to 1998, Ms. Taylor was the owner and president of the Bayside Company Store, a retail souvenir and logo store at Bayside Marketplace in Miami, Florida. During this time she has also been a partner of the Jardin Bresilien Restaurant also located at the Bayside Marketplace. Currently, Ms. Taylor is the owner of Miami To Go, Inc., a retail and wholesale logo and souvenir merchandising and silkscreening company. She is also a partner at Miami Airport Duty Free Joint Venture with Greyhound Leisure Services which owns and operates the 19 duty free stores at Miami International Airport. She serves as director of the Miami-Dade Chamber of Commerce, the Greater Miami Convention & Visitors Bureau and the Miami Film Festival. Ms. Taylor is a member of our Audit, Compensation and Stock Option Committees.

         o HORACIO GROISMAN, M.D.-- Horacio Groisman, M.D. has served as a Director since March 1999. Dr. Groisman has been a practicing physician since 1984, and has been President of Utolaryngology, Head and Neck Associates, in Miami, Florida since 1994. Dr. Groisman is a member of our Compensation and Stock Option Committees. He also served as Vice-Chairman of the Board of Directors of Nimbus Group, Inc. from October 1999 until October 2001.

         o ZALMAN LEKACH -- Zalman Lekach has served as a Director since November 1999. Mr. Lekach became a director and an executive in Parlux, S.A., a subsidiary of Parlux Fragrances, Inc. in May 1990. In May 1993, he resigned his executive position and owned and operated a company exporting foods and health/beauty aids to South America. In January of 1995, he rejoined Parlux as its Chief Operating Officer and a Director. In June 1996, Mr. Zalman Lekach also assumed the position of President of Parlux. In January 1999, Mr. Zalman Lekach resigned his position as President and Chief Operating Officer of Parlux to pursue other opportunities. From May 1999 to June 2001, Mr. Zalman Lekach served as Chief Operating Officer of IFX, Inc. a Miami, Florida based Internet service provider. In June 2001, Mr. Zalman Lekach co-founded Grupo Tulin, Inc. a privately held distributor of fragrances. Messrs. Ilia Lekach and Zalman Lekach are brothers.

         o ANA MARIA FERNANDEZ HAAR -- Ana Maria Fernandez Haar was appointed a Director in June 2001. Ms. Fernandez-Haar is the CEO and President of The IAC Group, Inc., an international advertising agency located in Miami, Florida. The IAC Group, Inc. was founded by Ms. Fernandez-Haar in 1978. Ms. Fernandez-Haar is a member of the Board of Directors of the New American Alliance, SCORE, CAMACOL, the World Trade Center, Hispanic Heritage Council and the Japan society.

         o JAMES FELLUS -- James Fellus was appointed Director in October 2000. Mr. Fellus has been the Senior Managing Director Capital Markets at Advest, Inc. since 1995. He is responsible for risk management of all fixed income products and publishes trade ideas and market commentary periodically. Mr. Fellus also serves as a member of the Board of Directors of Advest, Inc.

         Our officers are elected annually by our Board of Directors and serve at the discretion of the Board. Our directors hold office until the next Annual Meeting of shareholders and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the amount of common stock beneficially owned as of October 22, 2001 by (a) each of our directors and nominees for director,
(b) each of our executive officers named in the Executive Compensation Table,
(c) all of our directors and executive officers as a group and (d) each person known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise provided, the address of each holder is c/o E Com Ventures, Inc., 11701 N.W. 101st Road, Miami, Florida 33178.


                                                                       Common Stock Beneficially Owned
                                                       -----------------------------------------------------------------
                                                       Outstanding      Exercisable      Total Number of
                                                          Shares        Currently or         Shares           Percent of
                                                       Beneficially      Within 60     Beneficially Owned       Shares
Name and Address of Beneficial Owner                     Owned (a)        Days (b)      (Columns (a)+(b))    Outstanding
------------------------------------                   ------------     ------------   ------------------    -----------
Ilia Lekach                                              1,031,375         775,000       1,806,375(1)(2)         19.2%
A. Mark Young                                                2,100         100,000         102,100                1.1%
Jeffrey Geller                                               6,850         100,000         106,850                1.1%
Donovan Chin                                                     0         109,500         109,500                1.2%
Carole A. Taylor                                                 0          16,000          16,000                *
Horacio Groisman, M.D.                                       1,000          10,000          11,000                *
Zalman Lekach                                                    0          10,000          10,000                *
Ana Maria Fernandez Haar                                         0           2,000           2,000                *
James Fellus                                                     0           2,000           2,000                *
Claire Fair                                                      0               0               0(4)             *
Jerome Falic                                               365,832         334,500         700,332(5)             7.4%
Rachmil Lekach                                             675,125         100,000         775,125(1)             8.2%
Parlux Fragrances, Inc.                                  1,512,406               0       1,512,406(3)            16.0%
Eisenberg Partners, LLC                                    911,946               0         911,946(6)(8)          9.6%
Mark A. Rice                                             1,034,098               0       1,034,098(7)(8)         10.9%
All directors and executive officers as a
   group (9 persons)                                                                     2,165,825               22.8%


------------------
*        Less than 1%.
(1) Ilia Lekach and Rachmil Lekach jointly own with their spouses the shares set forth opposite their respective names.
(2) Includes 16,000 shares of Common Stock owned by Pacific Investment Group, a corporation wholly owned by Mr. Lekach.
(3) The address of Parlux Fragrances, Inc. ("Parlux") is 3725 S.W. 30th Avenue, Ft. Lauderdale, Florida 33154. Ilia Lekach is the Chairman of the Board and Chief Executive Officer of Parlux.
(4) The address of Claire Fair is 3330 North 37th Street, Hollywood, Florida 33021.
(5) The address of Jerome Falic is 19495 Biscayne Blvd., Ste. 300, Aventura, Florida 33180.
(6) Based on the Schedule 13D dated May 22, 2000 filed with the SEC by Eisenberg Partners, L.L.C. ("Eisenberg"). Eisenberg is the manager or investment manager and beneficially owns all shares of the following entities: E.P. Opportunity Fund L.L.C. (352,023 shares), EP Opportunity Fund International Ltd. (22,966 shares), EP.com Fund L.L.C. (466,919 shares) and EP.com Fund International, Ltd. (70,038 shares). The address for each entity is 77 W. Wacker Drive, Chicago, Illinois 60601.
(7) Based on the Schedule 13G dated December 31, 2000 filed with the SEC by Mark A. Rice. Mr. Rice is the sole member of the managing member of The dotCom Fund, L.L.C. (641,811 shares) and sole shareholder of Namax Corporation (139,648 shares). In addition, the dotCom Fund owns the following convertible notes: Series B in the principal amount of $300,000; Series C in the principal amount of $1,184,000; and Series D in the principal amount of $1,740,330. These notes are subject to conversion limitations such that The dotCom Fund, LLC and its affiliates, which would include Mark A. Rice, can never beneficially own over 9.9%. Accordingly, the Series C and Series D notes are not convertible at this time and only $105,266 of the Series B note is convertible. It converts into 252,639 shares of common stock. Mark A. Rice has sole power to vote or direct the vote of the entire holding and has sole power to dispose of or direct the disposal of the entire shareholding. The address for each entity is 666 Dundee Road, Suite 1901, Northbrook, Illinois 60062.
(8) In February 2001, the Company entered into a Convertible Note Option Repurchase Agreement (the "Agreement") with the holders of the Company's outstanding Series A, B, C, and D Convertible Notes. The Agreement provides that the Company has the option to repurchase the total outstanding convertible notes over an eleven month period beginning February 2001, at a price equal to the unpaid principal balance plus a 20% premium. The portion of the notes redeemable in each of the eleven months varies as per a specified redemption schedule. In the event that the Company exercises its option, the note holders are restricted from converting any part of the remaining outstanding and unpaid principal balance of such holder's notes into the Company's common stock.

BOARD OF DIRECTORS COMMITTEES

         Our Board of Directors has a standing Audit Committee, Compensation Committee and Stock Option Committee. We do not have a nominating or similar committee. Our Board of Directors performs the functions of a nominating committee.

         For the fiscal year ended February 3, 2001, Carole Ann Taylor and James Fellus were the members of our Audit Committee. Carole Ann Taylor, James Fellus and Ana Maria Fernandez Haar are the current members of our Audit Committee. Robert Pliskin served as a member of the Audit Committee until his death in October 2000. James Fellus was appointed to the Committee in October 2000. Ana Maria Fernandez Haar was appointed in June 2001. The Audit Committee is governed by a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The duties and responsibilities of the Audit Committee include (a) recommending to the Board the appointment of our auditors and any termination of engagement, (b) reviewing the scope and results of audits and other services provided by our auditors, (c) reviewing our significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters. The Audit Committee held one meeting during the fiscal year ended February 3, 2001.

         For the fiscal year ended February 3, 2001, Carole Ann Taylor and Horacio Groisman, M.D. were the members of our Compensation Committee. Carole Ann Taylor and Horacio Groisman, M.D. are the current members of our Compensation Committee. The Compensation Committee reviews and approves the compensation of our executive officers, including salaries, bonuses and benefit plans. The Compensation Committee met one time during the fiscal year ended February 3, 2001.

         For the fiscal year ended February 3, 2001, Carole Ann Taylor and Horacio Groisman, M.D. were the members of the Stock Option Committee. Carole Ann Taylor and Horacio Groisman, M.D. are the current members of the Stock Option Committee. The Stock Option Committee administers our 2000 Stock Option Plan and the 2000 Directors Stock Option Plan. The Stock Option Committee held one meeting during the fiscal year ended February 3, 2001.

         During the fiscal year ended February 3, 2001, our Board of Directors took certain actions by unanimous written consent and held four meetings. During the last fiscal year, no director attended fewer than 75 percent of (i) the meetings of our Board of Directors held during the period he served on the Board, and (ii) the meetings of committees of our Board of Directors held during the period he served on such committee.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following tables set forth certain information concerning compensation for the fiscal years ended February 3, 2001 (Fiscal 2000), January 29, 2000 (Fiscal 1999) and January 30, 1999 (Fiscal 1998) of (i) the Chief Executive Officer, (ii) the most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year whose total annual salary and bonus exceeded $100,000 for fiscal 2000 and (iii) one individual for whom disclosure would have been provided but for the fact that they were not serving as an executive officer at the end of the last fiscal year (collectively, the "Named Executive Officers").



                                                             Other         Restricted
Name and                     Fiscal                          Annual           Stock                     LTIP           All Other
Principal Position            Year  Salary($) Bonus($) Compensation($)(1)   Awards($) Options(#)     Payouts($)    Compensation($)
------------------           ------ --------- -------- ------------------  ---------- ----------     ----------    ---------------
Ilia Lekach (2)               2000  433,846   80,000              0             0            0            0              0
  Chairman of the Board and   1999  420,000        0              0             0            0            0              0
  Chief Executive Officer     1998        0        0        500,000(3)          0      775,000(4)         0              0

Jeffrey Geller(5)             2000  114,104        0              0             0       60,000            0              0
  President and
 Chief Operating Officer,
 Retail Division

A. Mark Young(6)              2000  122,079        0              0             0       50,000            0              0
  Chief Financial Officer

Donovan Chin                  2000  174,447        0              0             0            0            0              0
  Chief Financial Officer,    1999  167,185        0              0             0      100,000            0              0
  Perfumania, Inc. and        1998   85,014        0              0             0       34,500(4)         0              0
  Secretary

Claire Fair (7)               2000  170,197        0              0             0            0            0              0
  Former Vice President of    1999  167,428        0              0             0       60,000            0              0
  Human Resources             1998  116,980        0              0             0       26,500(4)         0              0

Jerome Falic (8)              2000  329,000        0        372,000(8)          0       75,000(8)         0              0
  Former President and        1999  322,757        0              0             0            0            0              0
 Vice Chairman of the Board   1998  259,034        0              0             0      334,500(4)         0              0

--------------------
(1) The column for "Other Annual Compensation" does not include any amounts for executive perquisites and any other personal benefits, such as the cost of automobiles, life insurance and disability insurance because the aggregate dollar amount per executive is less than 10% of his annual salary and bonus.
(2) Ilia Lekach was re-appointed as Chief Executive Officer and Chairman of the Board on October 28, 1998.
(3) Amount reported represents consulting fees paid to Ilia Lekach during Fiscal 1998 prior to his employment with us.
(4) Includes options repriced effective October 28, 1998 in the following amounts: Ilia Lekach (375,000); Donovan Chin (14,500); Claire Fair (21,500); and Jerome Falic (100,000).
(5) Jeffrey Geller joined the Company in March 2000, and was appointed Chief Operating Officer in May 2000.
(6) A. Mark Young joined the Company in February 2000, and was appointed our Chief Financial Officer in May 2000.
(7)      Claire Fair resigned from the Company in March 2001.
(8) Jerome Falic's employment with the Company ended in December 2000. He received a payout of $372,000 pursuant to the terms of a Separation Agreement which amount represents the total salary due for the remaining term of his employment. He was also granted 75,000 options to purchase our common stock at an exercise price of $0.50. The stock options vest on May 31, 2001 and expire on May 31, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding option grants to Named Executive Officers during Fiscal 2000.


                                                Individual Option Grants in Fiscal Year 2000
                        ----------------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                         $ of Total                                             Value at Assumed
                                           Options                                               Annual Rates of
                                         Granted to                                         Stock Price Appreciation
                         Number of        Employees        Exercise                              for Option Term
                          Options         in Fiscal          Price          Expiration      --------------------------
Name                      Granted         2000 (1)         Per Share           Date            5% (2)        10% (2)
----                    -------------    ------------    --------------    -------------    -------------   ----------
Jeffrey Geller             60,000            10%             $2.81             2010              $0            $0

A. Mark Young              50,000             9%             $1.94             2010              $0          $35,500

Jerome Falic               75,000            13%             $0.50             2004           $93,750       $161,250

------------

(1)      Total stock option grants during Fiscal 2000 were 590,000.

(2) In accordance with the rules of the Securities and Exchange Commission, the potential realizable values for such options shown in the table presented above are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. These assumed rates of appreciation do not represent our estimate or projection of the appreciation of shares of our common stock.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information regarding option exercises by the Named Executive Officers during Fiscal 2000 and options held by such executive officers on February 3, 2001:


                                                                                                   Value of
                                                                       Number of                 Unexercised
                              Number of                               Unexercised                In-the-Money
                               Shares                              Options at Fiscal          Options at Fiscal
                              Acquired                                  Year-End                 Year-End(1)
                                 On                 Value             Exercisable/               Exercisable/
Name                          Exercise            Realized           Unexercisable              Unexercisable
----                          --------            --------           -------------              -------------
Ilia Lekach                      --                  --                  775,000/0                $ 520,375/0
Jeffrey Geller                   --                  --                   0/60,000                      $ 0/0
A. Mark Young                    --                  --                   0/50,000                      $ 0/0
Donovan Chin                     --                  --                  109,500/0                  $ 5,625/0
Claire Fair                      --                  --                   77,000/0                 $ 10,625/0
Jerome Falic                     --                  --             334,500/75,000           $ 227,063/46,875


------------------
(1) Based on a per share price of $1.125, the closing price of the common stock as reported on the Nasdaq on February 2, 2001, minus the exercise price of the option, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

         Effective February 1, 1999, we entered into a 3-year employment agreement with Ilia Lekach pursuant to which he will receive an annual salary of $400,000, subject to cost-of-living increases, or 5% if higher. The employment agreement provides that Mr. Lekach will continue to receive his annual salary until the expiration of the term of his employment agreement if his employment is terminated by us for any reason other than death, disability or cause (as defined in the employment agreement). The agreement contains a performance bonus plan which provides for additional compensation and grant of stock options if we meet certain net income levels. The employment agreement also prohibits Mr. Lekach from directly or indirectly competing with us during the term of his employment and for one year after termination of employment except in the case of our termination of employment without cause.

         Effective December 1999, we entered into 3-year employment agreements with Marc Finer, Claire Fair and Donovan Chin pursuant to which they will receive an annual salary of $215,000, $160,000 and $160,000, respectively, subject to specified increases. The employment agreements provide that Mr. Finer, Ms. Fair and Mr. Chin will continue to receive their salary until the expiration of the term of the employment agreements if their employment is terminated by us for any reason other than death, disability or cause (as defined in the employment agreements), as well as provisions for change in control. Mr. Finer's employment with the Company was terminated in June 2000. Pursuant to his employment agreement, he will continue to receive his salary until November 2002. Ms. Fair resigned from the Company in March 2001.

         Effective January 2000 and March 2000, we entered into 3-year employment agreements with A. Mark Young and Jeffrey Geller pursuant to which they will receive annual salaries of $120,000 and $155,000, respectively, subject to specified increases. The employment agreements provide that Mr. Young and Mr. Geller will continue to receive their salary until the expiration of the term of the employment agreements if their employment is terminated by us for any reason other than death, disability or cause (as defined in the employment agreements), as well as provisions for change in control.

DIRECTOR COMPENSATION

         We maintain a policy of compensating our outside directors with an annual retainer of $10,000 for serving as our directors, and compensating all of our directors using stock option grants pursuant to our stock option plans. Our Directors Stock Option Plan provides for an automatic grant of an option to purchase 2,000 shares of our common stock upon a person's election or appointment as a director and an automatic grant of options to purchase 4,000 shares of our common stock upon such person's re-election as a director. We reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors. We currently do not pay fees to our directors for attendance at meetings.

                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews and approves the compensation of our executive officers, including salaries, bonuses and benefit plans. The Compensation Committee met once during the fiscal year ended February 3, 2001.

         The policy of the Board of Directors is to maintain executive compensation at levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase shareholder value by improving our performance and profitability.

         The base salaries of our Chief Executive Officer and all Named Executive officers have been fixed in accordance with the terms of their respective employment agreements which have been reviewed by the Compensation Committee. In reviewing base salaries, the Compensation Committee considers factors such as the responsibilities of the position, corporate progress toward achieving objectives and individual performance, experience and expertise. In determining our executive's overall compensation, the Compensation Committee also reviews certain compensation levels at other companies because the Compensation Committee believes that we compete for executive talent with companies in addition to those in our peer group. Additional criteria reviewed by the Compensation Committee in determining appropriate compensation levels include subjective factors related to corporate and individual performance. Pursuant to the terms of his employment agreement, Ilia Lekach received a bonus of $80,000 for fiscal year 1999 which was paid during fiscal year 2000. This bonus was earned because specified net income levels were exceeded for fiscal year 1999.

         Our Stock Option Committee reviews and approves the grant of options pursuant to the Company's 2000 Stock Option Plan. In furtherance of our executive compensation policies, stock options are considered an integral part of our executives' overall compensation. The Compensation Committee believes that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon share ownership and other incentives and less upon base salary. Our executives' compensation pursuant to a stock option grant generally increases only to the extent the value of common stock underlying the stock options increases, therefore aligning the interest of our executive officers with our shareholders by tying long-term compensation with our growth and appreciation of shares. During the fiscal year ended February 3, 2001, we granted 75,000 stock options to Jerome Falic, 60,000 stock options to Jeffrey Geller and 50,000 stock options to A. Mark Young.

         In addition to base salaries and option grants, the Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that substantially exceed those normally required or anticipated. These bonuses are intended to reflect the Compensation Committee's determination to reward any executive who, through extraordinary effort, has substantially benefited us during the year. No incentive bonuses were awarded during the fiscal year ended February 3, 2001.

         This report is submitted by the Compensation Committee:

         Carole Ann Taylor
         Horacio Groisman, M.D.

                            REPORT OF AUDIT COMMITTEE

         The duties and responsibilities of the Audit Committee include (a) recommending to the Board the appointment of our auditors and any termination of engagement, (b) reviewing the scope and results of audits and other services provided by our auditors, (c) reviewing our significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters. The Audit Committee held one meeting during the fiscal year ended February 3, 2001.

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended February 3, 2001 with the Company's management and with Deloitte and Touche LLP, the Company's independent public accountants. Deloitte and Touche LLP was appointed in July 2000 to replace the Company's previous independent public accountants, in accordance with recommendations of the Audit Committee. The Audit Committee has also discussed with Deloitte and Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has also received the written disclosures and the letter from Deloitte and Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Deloitte and Touche LLP with that firm.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 for filing with the Securities and Exchange Commission.

         This report is submitted by the Audit Committee:

         James Fellus
         Ana Maria Fernandez Haar
         Carole Ann Taylor

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         RELATIONSHIP WITH PARLUX. Parlux Fragrances, Inc. ("Parlux") is a public company engaged in the manufacture of fragrances. Ilia Lekach, our Chairman of the Board and Chief Executive Officer and one of our principal shareholders, is the Chairman of the Board of Parlux and beneficially owns approximately 26% of the outstanding common stock of Parlux. During the fiscal year ended February 3, 2001 we purchased approximately $22,200,000 of merchandise from Parlux. We believe that our purchases of merchandise from Parlux were, except for credit terms, on terms no less favorable to us than could reasonably be obtained in arm's length transactions with independent third parties. The amount due to Parlux at February 3, 2001 was approximately $13,413,000.

         On October 4, 1999, Perfumania signed an $8,000,000 subordinated note agreement with Parlux in exchange for a reduction of an equal amount of trade payables due to Parlux. During the remainder of fiscal year 1999 and for the first four months of fiscal year 2000, Perfumania made principal payments totaling $4,500,000 and $1,500,000, respectively. On June 1, 2000, Perfumania signed a $5,000,000 subordinated note agreement with Parlux which included the refinancing of the $2,000,000 balance due to Parlux remaining under the October 4, 1999 $8,000,000 subordinated secured note, and a reduction of $3,000,000 in trade payables due to Parlux. The note was due on December 29, 2000 with various periodic principal payments, bore interest at prime plus 1% and was subordinated to all bank related indebtedness. The note was repaid in full in December 2000.

         On June 30, 2001, Perfumania signed a $3,000,000 subordinated note agreement with Parlux. The note represents the reduction of $3,000,000 in trade payables due to Parlux. The note is due on March 31, 2002 with monthly principal and interest payments beginning October 31, 2001, bears interest at prime plus 1% and is subordinated to all bank related indebtedness.

         RELATIONSHIP WITH NIMBUS GROUP, INC. ("NIMBUS") FORMERLY TAKE TO AUCTION.COM, INC. Ilia Lekach, Chairman and Chief Executive Officer is also the Chairman of Nimbus, which reorganized its corporate structure and changed its name from Take To Auction.Com, Inc. ("Take To Auction") in September 2001, and beneficially owns 18% of the outstanding common stock of Nimbus. Horacio Groisman, M.D., one of our Directors served as the Vice Chairman of Nimbus from October 1999 until October 2001, and beneficially owns 8% of the outstanding common stock of Nimbus.

         In December 1999, we loaned $1,000,000 to Take To Auction.Com, Inc. ("Take To Auction") pursuant to the terms of a convertible note. Due to the uncertainty of collectability of the Note, we wrote off the Note and the related interest receivable which together totaled approximately $1.0 million as of January 29, 2000. The related expense is included in the provision for impairment of assets and store closings in the consolidated statements of operations in fiscal year 1999. We converted the loan into 138,889 shares of Take To Auction common stock and, as a result of Take To Auction's successful initial public offering, the $1.0 million principal balance and related interest previously expensed was reversed in the first quarter of fiscal 2000.

         In March 2000, we loaned an additional $1,000,000 to Take To Auction. The note was repaid in full in June 2000. In connection with both the December 1999 and March 2000 loans to Take To Auction, we were granted warrants (the "Warrants") to purchase a total of 200,000 shares of the common stock of Take To Auction at $8 per share. The Warrants were exercisable in whole or in part at any time during the period June 13, 2000 through June 13, 2001 (the "exercise period"). We did not exercise any Warrants during the exercise period.

         In October 2000, we entered into a six-month service agreement with Take To Auction to provide distribution and logistic functions for perfumania.com, our wholly-owned subsidiary. This agreement will automatically renew for successive one-year terms unless otherwise terminated. This service agreement includes order processing, inventory management, warehousing, fulfillment and shipping of product. The service fee is variable based on volume of Take To Auction's sales, however, it includes monthly minimum fees if specified volume levels are not reached. Such fees range from $11,000 to $20,000 per month. Based on volume levels for fiscal year 2000, service fees totaled approximately $72,000 and is included in miscellaneous income (expense) net, in the consolidated statements of operations in fiscal year 2000.

         In October 2000, Take To Auction loaned us $500,000. The loan was unsecured with interest at the rate charged by our major lender. The loan, including interest, was repaid in December 2000.

         During fiscal year 2000, we purchased 314,000 shares of Take To Auction for approximately $2.5 million. In January 2001, we received 250,000 shares of Take To Auction's common stock as partial payment on a loan receivable from Ilia Lekach, our Chairman of the Board and Chief Executive Officer. The payment amount was based on a per share price of $1.01 which represents 90% of the closing price of Take To Auction's common stock for the 30 business days prior to transfer to us. As of February 3, 2001, we own approximately 703,000 shares of Take To Auction's common stock representing approximately 9.5% of their total outstanding shares.

         RELATIONSHIP WITH GRUPO TULIN, INC. Grupo Tulin, Inc. ("Tulin") is a privately held company engaged in the distribution of fragrances. Zalman Lekach, one of our Directors, co-founded Tulin in June 2001. During the period June through October 2001, we purchased approximately $1,425,000 of merchandise from Tulin. We believe that our purchases of merchandise from Tulin were on terms no less favorable to us than could be obtained in arm's length transactions with independent third parties. Amounts due to Tulin are non-interest bearing.

         RELATIONSHIPS WITH CONVERTIBLE NOTE HOLDERS. In February 2001, we entered into a Convertible Note Option Repurchase Agreement (the "Agreement") with the holders of our outstanding Series A, B, C and D Convertible Notes. The agreement provides that we have the option to repurchase the total outstanding convertible notes over an eleven month period beginning February 2001, at a price equal to the unpaid principal balance plus a 20% premium. The portion of the notes redeemable in each of the eleven months varies as per a specified redemption schedule. In the event we exercise our option, the note holders are restricted from converting any part of the remaining outstanding and unpaid principal balance of such holder's notes into our common stock. As of October 31, 2001, we made payments of $235,231 to Eisenberg Partners, L.L.C. ("Eisenberg") and $967,941 to Mark A. Rice in connection with the Agreement. Eisenberg beneficially owns all the shares of several convertible notes which collectively beneficially own 9.6% of our outstanding common stock. Mr. Rice beneficially owns 10.9% of our outstanding common stock.

         RELATED PARTY INDEBTEDNESS. Notes receivable from Ilia Lekach, our Chairman of the Board and Chief Executive Officer, and Zalman Lekach, one of our Directors, were $3,694,278 and $150,000, respectively, as of February 3, 2001. The notes are unsecured, mature December 31, 2001 and bear interest at 8% per annum. Principal and interest are payable in full at maturity. Total interest income was approximately $247,000 during fiscal year 2000. Accrued interest receivable at February 3, 2001 amounted to approximately $12,000. In January 2001, we received 250,000 shares of common stock of Nimbus valued at $252,500 as partial payment on the note receivable from Ilia Lekach as discussed above. In March 2001, we received a principal payment from Ilia Lekach of $500,000. In June 2001 and August 2001, we received an interest payment of $15,856 and a principal and interest payment of $71,000, respectively, from Zalman Lekach.

         In October 1999, Rachmil Lekach, one of our principal shareholders issued us an unsecured promissory note in the principal amount of $756,000. Such note, including accrued interest, was repaid in April 2000. Rachmil Lekach is the brother of Ilia Lekach.

                                PERFORMANCE GRAPH

         The following graph indicates our total return to our shareholders for the period February 2, 1996 to February 3, 2001, as compared to the returns for the NASDAQ (US Companies) Stock Index and the NASDAQ Retail Trade Stock Index. The information contained in this graph is based on historical data and is not necessarily indicative of our future performance.


                                              2/2/96      1/31/97     1/30/98     1/29/99      1/28/00     2/3/01
                                              ------      -------     -------     -------      -------     ------
E Com Ventures, Inc.                          100.00       75.11       63.89       247.33      109.78       25.00

NASDAQ US Stock Market Index                  100.00      129.74      153.08       240.42      369.66      251.37

NASDAQ Retail Trade Stocks                    100.00      122.82      143.24       174.80      140.08      107.68


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial holders of more than 10% of any class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such equity securities. Based solely upon a review of such forms furnished to us, filing deficiencies under Section 16(a) during the fiscal year ended February 3, 2001 included one late report filed by Jeffrey Geller and two late reports filed by A. Mark Young reflecting stock purchases. The following individuals were not timely in meeting the filing requirements with respect to options issued under the Company's 2000 and 1991 Stock Option Plans: A. Mark Young and Jeffrey Geller, and also the 2000 Directors Stock Option Plan: Carole Ann Taylor, Horacio Groisman, M.D., Zalman Lekach and James Fellus. In addition, the following individuals were not timely in meeting the filing requirements with respect to Form 3, Initial Statement of Beneficial Ownership of Securities:
A. Mark Young, Jeffrey Geller and James Fellus.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The firm of PricewaterhouseCoopers LLP ("PwC") served as the Company's independent certified public accountants for the fiscal year ended January 30, 1999. On April 4, 2000, PwC notified the Company that upon completion of their audit of the Company's consolidated financial statements for the fiscal year ended January 29, 2000, they would resign as the Company's independent certified public accountants. PwC has previously audited the Company's consolidated financial statements for the fiscal years ended January 30, 1999 and January 31, 1998 ("prior fiscal years"). Their reports on such consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for a modified opinion for the fiscal year ended January 30, 1999 relating to the Company's ability to continue as a "going concern". Further, in connection with its audit of the Company's financial statements for the prior fiscal years and through April 4, 2000, the Company had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make a reference to the subject matter of the disagreements in connection with its report on the consolidated statements of the Company for each of its prior fiscal years. The Board of Directors, on the recommendation of the Company's Audit Committee, selected Deloitte and Touche LLP as the Company's independent certified public accountants for both the fiscal years ended February 3, 2001 and February 2, 2002. One or more representatives of Deloitte and Touche LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the fiscal year ended February 3, 2001 and for its reviews of the financial statements included in the Company's Form 10-Q's for the fiscal year ended February 3, 2001, were approximately $210,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company was not billed by Deloitte & Touche LLP for financial information systems design and implementation for the fiscal year ended February 3, 2001.

OTHER FEES

         The aggregate of all other fees billed to the Company by Deloitte & Touche LLP were approximately $28,000 for the fiscal year ended February 3, 2001. The audit committee has considered and determined that the fees paid to Deloitte & Touche LLP for other audit-related services is compatible with Deloitte & Touche LLP's independence.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
            RATIFY THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS OUR
                 INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING
                                FEBRUARY 2, 2002.

                                 OTHER BUSINESS

         We know of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Any shareholder who intends to present a proposal at our 2002 Annual Meeting of Shareholders and who wishes to have their proposal included in our Proxy Statement for that meeting, must deliver the proposal to our Corporate Secretary in writing not later than July 10, 2002.

         After the July 10, 2002 deadline, a shareholder may present a proposal at our 2002 Annual Meeting of Shareholders if it is submitted to our Corporate Secretary at the address below no later than September 23, 2002. If timely submitted, the shareholder may present the proposal at the 2002 Annual Meeting of Shareholders, but we are not obligated to present the matter in our proxy materials.

         A shareholder wishing to recommend a candidate for election to the Board of Directors should send the recommendation and a description of the person's qualifications to our Corporate Secretary at the address below. A shareholder wishing to nominate a candidate for election to the Board of Directors is required to give written notice to the Corporate Secretary of his or her intention to make such a nomination. The notice of nomination must be received by our Corporate Secretary at the address below no later than September 23, 2002. The notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination as set forth in our bylaws. A nomination which does not comply with the above requirements will not be considered.

         Send all proposals or nominations to Donovan Chin, Secretary, E Com Ventures, Inc., 11701 N.W. 101st Road, Miami, Florida 33178.

                                                                      APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE OF
                              E COM VENTURES, INC.

PURPOSE AND SCOPE

This Charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of E Com Ventures, Inc., a Florida corporation (the "Company"). The purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee:

         o the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements;

         o the Company's systems of internal accounting and financial controls;

         o the independence and performance of the Company's outside auditors; and

         o compliance by the Company with any legal compliance and ethics programs as may be established by the Board and the Company's management from time-to-time.

In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee and the Company's:

         o        independent auditors,

         o        internal accounting staff, and

         o        management.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee is authorized to retain outside or special counsel, auditors, accounting or other consultants, experts, and professionals for this purpose.

The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter shall be published as an appendix to the Company's Proxy Statement for the Company's annual meeting of shareholders to the extent required by the rules and regulations of the Securities and Exchange Commission.

MEMBERS OF THE COMMITTEE

The Committee shall be comprised of not less than three members of the Board. The members of the Committee shall meet all "independence" and qualification requirements of the rules and regulations of the NASDAQ Stock Market, as such rules and regulations may be amended or supplemented from time-to-time. Accordingly, each member of the Committee must be a director who:

         o has no relationship to the Company that may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director; and

         o is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background that results in such individual's financial sophistication including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

         o the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders, and

         o the Company complies with all other requirements of the rules and regulations of the NASDAQ Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time-to-time.

KEY RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of the Committee's activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company's financial statements and the independent certified public accountants shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions, as the Committee deems appropriate under the circumstances.

1. The Committee shall have a clear understanding with management and the independent certified public accountants that the independent certified public accountants are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee and the Board shall have the ultimate authority and responsibility to select (or to nominate for shareholder approval) the independent auditors, to approve the fees to be paid to the independent auditors, to evaluate the performance of the independent auditors, and, if appropriate, to replace the independent auditors.

2. The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and management business risk, as well as legal and ethical compliance programs. To the extent the Committee deems it to be necessary, the Committee shall meet separately with the internal accounting staff and the independent auditors, with or without management present, as well as the Company's Chief Financial Officer and other management personnel, to discuss the results of the Committee's examinations.

3.       The Committee shall:

         o ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time;

         o discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors; and

         o recommend that the Board take appropriate action to oversee the independence of the independent auditors.

4. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), including the auditors' judgment about the quality, not just acceptability, of the Company's accounting principles, the consistency of the Company's accounting policies and their application, and the clarity and completeness of the Company's financial statements and related disclosures. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such might be amended or supplemented.

5. If so requested by the independent auditors or the Company's management, prior to the filing of the Company's Quarterly Report on Form 10-Q the Committee (as a whole or acting through the Committee chair) shall:

         o review the interim financial statements with management and the independent auditors, and

         o discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards ("SAS") No. 71, as such may be amended or supplemented from time to time.

6. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Proxy Statement to be delivered to shareholders in connection with the Company's annual meeting of shareholders.

7. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the independent auditors and the Company's response to that letter. Such review should include:

         o any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; and

         o        any changes required in the planned scope of the audit.

8. The Committee shall meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

9. The Committee shall review with the Company's general counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including its internal audit staff, if any, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company's internal policies and procedures.

                              E COM VENTURES, INC.

                             11701 N.W. 101ST ROAD

                              MIAMI, FLORIDA 33178

                 PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

   The undersigned holder of common stock of E Com Ventures, Inc., a Florida corporation (the "Company"), hereby appoints Ilia Lekach and A. Mark Young, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company held of record by the undersigned at the close of business on October 17, 2001 at the Company's 2001 Annual Meeting of Shareholders, to be held on December 7, 2001, at 11:00 a.m. at the E Com Ventures, Inc. Corporate Office, 11701 N.W. 101st Road, Miami, Florida 33178, and at any adjournments or postponements thereof.

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of Directors.

[ ]         Vote for all Nominees              [ ]         Vote Withheld from all
            Listed Below (except as                        Nominees
            written below)

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN THIS PROPOSAL NO. 1.

   NOMINEES: Ilia Lekach, A. Mark Young, Jeffrey Geller, Donovan Chin, Carole
             Ann Taylor, Horacio Groisman, M.D., Zalman Lekach, Ana Maria Fernandez Haar, James Fellus

   (INSTRUCTION: TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, WRITE THAT
                  NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Ratification of the appointment of Deloitte and Touche LLP as our independent public accountants.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

   PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

                                    Date
                                           ----------------------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature (If held jointly)

                                    NOTE: Please sign exactly as your name appears
                                    hereon and mail it promptly even though you may
                                    plan to attend the meeting. When shares are
                                    held by joint tenants, both should sign. When
                                    signing as attorney, executor, administrator,
                                    trustee or guardian, please give full title as
                                    such. If a corporation, please sign in full
                                    corporate name by president or other authorized
                                    officer. If partnership, please sign in the
                                    partnership name by authorized person.